Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 7, 2021 (July 19, 2021 as to the effects of the forward stock split described in Note 2 and Note 16), relating to the financial statements of Caribou Biosciences, Inc., appearing in Registration Statement No. 333-257604 on Form S-1 of Caribou Biosciences, Inc.

/s/ Deloitte & Touche LLP

San Francisco, California

July 26, 2021